Exhibit 32.2
CERTIFICATION
     Pursuant to 18 USC §1350, the undersigned officer of The St. Joe Company (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William S. McCalmont
William S. McCalmont
Chief Financial Officer

Dated: May 4, 2010